EXHIBIT 99.1

Lyris Announces Fourth Quarter and Full-Year Fiscal 2012 Financial Results

Lyric HQ SaaS Revenue Up 12% in F4Q12 Over F4Q11 and up 10% in FY12 Over FY11; 88% of F4Q12 Revenue Was Recurring

F4Q12 GAAP EPS of $0.10 and Non-GAAP EPS of $0.15

EMERYVILLE, Calif., Sept. 6, 2012 (GLOBE NEWSWIRE) -- Lyris, Inc. (OTCBB:LYRI), the global digital marketing expert, today announced operating results for the fourth quarter and fiscal year ended June 30, 2012.

Highlights

  Fiscal fourth quarter revenues of $9.3 million, down 3.1% from $9.6 million in the same period last year, and essentially flat sequentially compared to the $9.3 million for the third fiscal quarter. Full fiscal year 2012 revenues of $38.8 million, down 3.4% from full fiscal year 2011 revenues of $40.1 million
  Recurring revenue of 88% of total revenue in the fiscal fourth quarter compared to 85% of total revenues in the same period a year ago. Recurring revenue of 85% total revenues for the full fiscal year 2012, compared to 85% for the full fiscal year 2011
  Lyris HQ Software-as-a-Service (SaaS) revenues of 56% of total revenues in the fiscal fourth quarter compared to 49% in the same period a year ago. Lyris HQ SaaS revenues of 52% of total revenues for the full fiscal year 2012, compared to 46% for the full fiscal year 2011
  Fiscal fourth quarter gross margin of 63%, up from 41% in the same period last year. Full fiscal year 2012 gross margin of 63%, up from 48% for the full fiscal year 2011
  Fiscal fourth quarter income from operations of $0.6 million, compared to a loss from operations of $(3.0 million) in the same period last year. Fiscal fourth quarter net income of $0.4 million, or $0.04 per share, compared to a net loss of $(2.6 million), or $(0.33) per share, in the same period last year
  Fiscal fourth quarter non-GAAP net income of $1.4 million, or $0.15 per share, compared to a non-GAAP loss of $(2.3 million), or $(0.29) per share, in the same period a year ago. Non-GAAP net income of $2.3 million, or $0.25 per share, for the full fiscal year 2012, compared to a non-GAAP net loss of $(4.0 million), or $(0.50) per share, for the full fiscal year 2011
  Fiscal fourth quarter adjusted EBITDA of $2.0 million, compared to adjusted EBITDA (loss) of $(1.6 million) in the same period a year ago. Adjusted EBITDA of $4.1 million for the full fiscal year 2012, compared to adjusted EBITDA (loss) of $(1.5 million) for the full fiscal year 2011
  The company terminated its S-1, filed on May 24, 2012 and amended on July 26, 2012, in order to pursue opportunities for growth capital that the Board believes to be more aligned with shareholders. As a result of the termination of the S-1, Lyris recognized a $0.5 million non-recurring charge.

"Our financial performance for the fiscal fourth quarter and for the full year reflects continued growth in revenue from our flagship Lyris HQ SaaS offering as well as our efforts over the past 12 months to reduce our operating expenses and return to profitability," stated Wolfgang Maasberg, President and CEO of Lyris, Inc. "Overall top-line growth was hindered, as expected, by a continued decline in legacy subscription revenues, but we have right-sized our cost structure for the near term. This stabilization of our business enabled us to make the necessary investments in Lyris HQ and its next-generation successor to effectively target and compete for the $5 billion-plus market opportunity we currently see in the online multichannel marketing space."

Fourth Quarter Fiscal 2012 Financial Results

Total revenues of the fourth quarter of fiscal 2012 were $9.3 million, down 3.1% from $9.6 million in the same period in fiscal 2011. Total subscription revenues were $7.2 million, or 78% of total revenues, in the fourth quarter of fiscal 2012, compared to $7.2 million, or 76% of total revenues, in the same period in fiscal 2011. Lyris HQ SaaS revenues were $5.2 million, or 56% of total revenues, in the fourth quarter of fiscal 2012, up 12% from $4.7 million, or 49% of total revenues, in the same period a year ago.

Gross profit was $5.9 million, or 63% as a percentage of total revenues, in the fourth quarter of fiscal 2012, up 51% from $3.9 million, or 41% of total revenue, in the same period in fiscal 2011. During the quarter, the company reclassified certain expenses and revised previously issued financial statements for fiscal 2012. Certain expenses that had previously been recorded in cost of revenues are now being recorded as research and development expense. Although revenue, total expense and earnings were not affected by the reclassification, the gross margins for fiscal quarter 2012 increased because prior year expenses were not reclassified.

Income from operations was $0.6 million in the fourth fiscal quarter of 2012, compared to a loss from operations of $(3.0 million) in the prior year period. Net income for the fourth quarter of fiscal 2012 was $0.4 million, or $0.04 per share, compared to a net loss of $(2.6 million), or $(0.33) per share, in the fourth quarter of fiscal 2011. As noted above the results include a $0.5 million non-recurring charge.

The company ended the period with $1.6 million in cash compared to $1.4 million on March 31, 2012 and $0.2 million on June 30, 2011. Total shares outstanding as of June 30, 2012 were 9.4 million.

Full Year Fiscal 2012 Financial Results

For the fiscal year ending June 30, 2012, total revenues were $38.8 million, down 3.4% from $40.1 million for fiscal 2011. Total subscription revenues were $29.2 million, or 75% of total revenues, in fiscal 2012, compared to $30.4 million, or 76% of total revenues, in fiscal 2011. Lyris HQ SaaS revenues were $20.3 million, or 52% of total revenues, in fiscal 2012, up 9.5% from $18.5 million, or 46% of total revenue, in fiscal 2011.

Gross profit was $24.6 million, or 63% as a percentage of total revenues, in fiscal 2012, up 27% from $19.4 million, or 48% of total revenue, in fiscal 2011.

Loss from operations was $(10.3 million) in fiscal 2012, compared to a loss from operations of $(7.1 million) in 2011. Net loss in fiscal 2012 was $(10.5 million), or $(1.18) per share, compared to a net loss of $(7.0 million), or $(0.86) per share, in fiscal 2011.

Conference Call Information

Lyris will hold a conference call and webcast to discuss its financial results and operating activities open to all interested parties at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time), Thursday, September 6, 2012.

The teleconference can be accessed by calling (719) 325-2289, passcode 6549347. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available on the Internet at www.lyris.com.

A replay of the call will be available through Thursday, September 13, at (858) 384-5517, passcode 6549347, and on the company's website at www.lyris.com.

About Lyris

Lyris, Inc. is a leading provider of digital marketing software solutions that help organizations engage with their customers across multiple interactive channels. Lyris solutions empower marketers to design, automate, and optimize data-driven campaigns that generate superior engagement, increased business value through greater customer conversions, and measurable return on marketing investment. Our Lyris HQ and Lyris ListManager platforms improve marketing efficiency by providing campaign management and automated message delivery, using robust segmentation and analytics of real-time social, mobile, and web interactions. Lyris HQ is offered as a Software-as-a-Service (''SaaS'') solution for enterprises, while Lyris ListManager is offered as an on-premises solution primarily for the small and medium business (''SMB'') market. www.lyris.com

Forward Looking Statements

This press release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 (PSLRA), that reflect our current views with respect to future events and financial performance, and that are subject to many risks and uncertainties. These forward-looking statements include material in quotations from management, including our estimate of our addressable market. Statements that include word such as "expects," "intends," "plan," "believe," "project," "estimate," "may," "should," "anticipate," "will" and similar statements identify many of our forward-looking statements.

Many factors could cause actual results to differ materially from those indicated in our forward-looking statements. For example, market acceptance of our products, potential delays in product development, product offerings by our competitors, and our ability to finance anticipated growth could affect our future results. Other risk factors that could cause actual results to differ significantly from our expectations are described in our annual and quarterly reports filed with the Securities and Exchange Commission (available at www.sec.gov). Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

If one or more of these risks or uncertainties materialize, or if our underlying assumptions otherwise prove to be incorrect, our actual results may vary materially from what we project. Any forward-looking statements you read in this news release reflect our views as of the date of this press release with respect to future events, and are subject to these and other risks, uncertainties and assumptions relating to our operations, financial condition, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

Non-GAAP Financial Measures

In this release we present certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles ("GAAP"). A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

We believe the calculation of non-GAAP net income (loss), calculated without giving effect to acquisition-related amortization charges, stock-based compensation expense and certain other amounts that we do not consider to be related to our ongoing core operating performance, provides a basis to compare our operating results across periods and against other companies in our industry. We also believe that adjusted EBITDA, which we calculate as GAAP net income (loss) less interest, taxes, depreciation, amortization, non-cash stock compensation expense and certain other financial measures, is an indicator of our cash flows. This measure is commonly used by our lenders to assess our leverage capacity, debt service ability and liquidity. These non-GAAP measures have been reconciled to the nearest GAAP measure, as required under SEC rules and regulations, in tables attached to this release.

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended June 30,
	2012	2011

Revenues:
Subscription revenue	$ 7,240	$ 7,217
Support and maintenance revenue	951	900
Professional services revenue	714	942
Software revenue	382	525
Total revenues	9,287	9,584
Cost of revenues:
Subscription, software and other services	3,200	5,542
Amortization of developed technology	229	152
Total cost of revenues	3,429	5,694
Gross profit	5,858	3,890
Operating expenses:
Sales & marketing	1,974	4,099
General and administrative	2,101	1,871
Research & development	1,109	267
Amortization of customer relationship and trade names	49	256
Impairment of capitalized software		408
Total operating expenses	5,233	6,901
Income (loss) from operations	625	(3,011)
Interest expense	(100)	(36)
Interest income	2	4
Other (expense) income, net	2	292
Income (loss) from operations before income taxes	529	(2,751)
Income tax provision (benefit)	111	(107)
Net income (loss)	$ 418	$ (2,644)
Less: net income (loss) attributable to noncontrolling interest	$ 3	$ (2)
Net income (loss) attributable to Lyris, Inc.	$ 415	$ (2,642)
Net income (loss) per share basic and diluted	$ 0.04	$ (0.33)
Weighted average shares outstanding used in calculating net loss per share:
Basic and diluted	9,426	8,084

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Twelve Months Ended June 30,
	2012	2011

Revenues:
Subscription revenue	$ 29,205	$ 30,434
Support and maintenance revenue	3,778	3,649
Professional services revenue	4,059	4,150
Software revenue	1,737	1,892
Total revenues	38,779	40,125
Cost of revenues:
Subscription, software and other services	13,345	19,890
Amortization of developed technology	825	815
Total cost of revenues	14,170	20,705
Gross profit	24,609	19,420
Operating expenses:
Sales & marketing	8,999	14,584
General and administrative	8,917	8,233
Research & development	5,893	2,032
Amortization of customer relationship and trade names	1,336	1,449
Impairment of goodwill	9,000	--
Impairment of capitalized software	385	408
Total operating expenses	34,530	26,706
Loss from operations	(9,921)	(7,286)
Interest expense	(396)	(94)
Interest income	13	16
Other (expense) income, net	(16)	228
Loss from operations before income taxes	(10,320)	(7,136)
Income tax provision (benefit)	172	(161)
Net loss	$ (10,492)	$ (6,975)
Less: net loss attributable to noncontrolling interest	$ (6)	$ (2)
Net loss attributable to Lyris, Inc.	$ (10,486)	$ (6,973)
Net loss per share basic and diluted	$ (1.18)	$ (0.86)
Weighted average shares outstanding used in calculating net loss per share:
Basic and diluted	8,910	8,084

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended June 30,
	2012	2011
Net income (loss)	$ 418	$ (2,644)
Stock-based compensation expense	213	208
Amortization of intangible assets	278	408
Write-off of financing fees	517	--
Other (income) expense, net	(2)	(292)

Non-GAAP net income (loss)	$ 1,424	$ (2,320)

Net income (loss) per share basic and diluted	$ 0.15	$ (0.29)

Shares used to compute net income per share:
Basic and diluted	9,426	8,084

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company's business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles ("GAAP") and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Twelve Months Ended June 30,
	2012	2011
Net loss	$ (10,492)	$ (6,975)
Stock-based compensation expense	684	853
Amortization of intangible assets	2,161	2,264
Reversal of balance sheet reserve	--	(325)
Impairment of goodwill	9,000	--
Impairment of capitalized software	385	408
Write-off of financing fees	517	--
Other (income) expense, net	16	(228)

Non-GAAP net income (loss)	$ 2,271	$ (4,003)

Net income (loss) per share basic and diluted	$ 0.25	$ (0.50)

Shares used to compute net income per share:
Basic and diluted	8,910	8,084

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company's business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles ("GAAP") and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,
	2012	2011
Net income (loss)	$ 418	$ (2,644)
Interest expense/ (income), net	98	32
Income tax provision (benefit)	111	(107)
Depreciation and amortization	645	1,158

Total EBITDA	1,272	(1,561)

Stock-based compensation expense	213	208
Write-off of financing fees	517	--
Other (income) expense, net	(2)	(292)

Total Adjusted EBITDA	$ 2,000	$ (1,645)

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Twelve Months Ended June 30,
	2012	2011
Net loss	$ (10,492)	$ (6,975)
Interest expense/ (income), net	383	78
Income tax provision (benefit)	172	(161)
Depreciation and amortization	3,445	3,827

Total EBITDA	(6,492)	(3,231)

Stock-based compensation expense	684	853
Reorganization and severance expense	--	1,062
Reversal of balance sheet reserve	--	(325)
Impairment of goodwill	9,000	--
Impairment of capitalized software	385	408
Write-off of financing fees	517	--
Other (income) expense, net	16	(228)

Total Adjusted EBITDA	$ 4,110	$ (1,461)

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except for per share data)

	June 30,	June 30,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$ 1,602	$ 244
Accounts receivable, less allowances of
$686 and $936, respectively	4,934	6,328
Prepaid expenses and other current assets	1,312	852
Deferred income taxes	882	882
Total current assets	8,730	8,306
Property and equipment, net	7,044	3,139
Intangible assets, net	5,266	6,701
Goodwill	9,791	18,791
Other long-term assets	901	899
TOTAL ASSETS	$ 31,732	$ 37,836

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 4,222	$ 4,628
Revolving line of credit	5,005	3,285
Capital lease obligations - short-term	631	192
Income taxes payable	127	231
Deferred revenue	3,593	4,388
Total current liabilities	13,578	12,724
Other long-term liabilities	543	541
Capital lease obligations - long-term	662	165
TOTAL LIABILITIES	14,783	13,430
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value; authorized 40,000 shares; 8,094 issued and 8,083 outstanding shares at June 30, 2011, 9,447 issued and 9,436 outstanding shares at June 30, 2012, respectively	1,414	1,214
Additional paid-in capital	267,447	265,075
Accumulated deficit	(251,793)	(241,814)
Treasury stock, at cost 170 shares held at September 30, 2011 and June 30, 2011	(56)	(56)
Accumulated other comprehensive income	115	159
Total stockholders' equity controlling interest	17,127	24,578
Total stockholders' equity noncontrolling interest	(178)	(172)
Total stockholders' equity	16,949	24,406
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 31,732	$ 37,836
CONTACT: Investor Relations Contact:
         Rich McDonald
         Director, Investor Relations
         (610) 688-3305
         rmcdonald@lyris.com